SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 2, 2016

IES Holdings, Inc.

(Exact name of registrant as specified in Charter)

Delaware	001-13783	76-0542208
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

5433 Westheimer Road, Suite 500, Houston, Texas 77056

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (713) 860-1500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Jeffrey L. Gendell

On November 2, 2016, the Board of Directors of IES Holdings, Inc., a Delaware corporation (the “Company”), approved an increase in the size of the Company’s Board of Directors (the “Board”) from five to six members, and the Nominating/Governance Committee of the Board recommended, and the Board approved, the appointment of Jeffrey L. Gendell to fill the newly-created Board seat, effective as of November 4, 2016.

Effective contemporaneously with his appointment, Mr. Jeffrey L. Gendell succeeded Mr. David B. Gendell as the non-executive Chairman of the Board, and Mr. David B. Gendell was appointed to serve as the non-executive Vice Chairman of the Board. Mr. Jeffrey L. Gendell has not been appointed to any Committees of the Board.

Mr. Jeffrey L. Gendell is the founder and managing member of Tontine Associates, L.L.C., which together with certain of its affiliates (collectively, “Tontine”), controls a majority of the Company’s outstanding common stock. The Company is party to a sublease agreement with Tontine Associates, L.L.C. for corporate office space in Greenwich, Connecticut. The sublease, with monthly payments due in the amount of approximately $8,000, has terms at market rates and payments by the Company are at a rate consistent with that paid by Tontine Associates, L.L.C. to its landlord. The sublease was amended in April 2016 to reflect an increase in the rent paid by Tontine Associates, L.L.C. to its landlord and the Company’s increased use of the corporate office space. The sublease will expire contemporaneously with the underlying lease in June 2019. Mr. David B. Gendell is also the brother of Mr. Jeffrey L. Gendell and is employed by Tontine.

There is no arrangement or understanding between Mr. Jeffrey L. Gendell and any other persons pursuant to which he was appointed to the Board. Other than the transaction described above, there are no transactions involving him that require disclosure under Item 404(a) of Regulation S-K. He is not a party to any plan, contract or arrangement with the Company in his role as a director and will receive the standard compensation received by the Company’s current non-employee directors, as described in the Company’s Proxy Statement dated December 28, 2015, for his service on the Board.

A copy of the press release announcing Mr. Jeffrey L. Gendell’s appointment to the Board is attached hereto as Exhibit 99.1.

Item 7.01	Regulation FD Disclosure.

On November 4, 2016, the Company issued a press release announcing Mr. Jeffrey L. Gendell’s appointment and the change in leadership roles described under Item 5.02 above. The press release is furnished herewith as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

Exhibit Number	Description

99.1	Press release dated November 4, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IES HOLDINGS, INC.

Date: November 4, 2016	/s/ Gail D. Makode
Gail D. Makode
Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press release dated November 4, 2016.